Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated to be effective as of August 18, 2011, and is by and among Calpian, Inc., a Texas corporation, (“Calpian”), Sagecrest Holdings Limited, a company formed under the laws of Bermuda (“Sagecrest Holdings”), SageCrest Finance, LLC, a Delaware limited liability company (“Sagecrest Finance”), SC Residual GP III, LLC, a Delaware limited liability company (“SC III”), SC Residual GP IV, LLC, a Delaware limited liability company (“SC IV”), SageCrest II, LLC, a Delaware limited liability company (“Sagecrest II” and, collectively with Sagecrest Holdings, Sagecrest Finance, SC III and SC IV, the “Sagecrest Entities”), Calpian Residual Partners II, L.P., a Delaware limited partnership (“Calpian II”), Calpian Residual Partners III, L.P., a Delaware limited partnership (“Calpian III”), Calpian Residual Partners IV, L.P., a Delaware limited partnership (“Calpian IV” and, collectively with Calpian II and Calpian III, the “Calpian Entities”), ART Holdings, Inc., a Texas corporation (“Art Holdings”) and ART Merchant Acquiring Inc., a Texas corporation (“Art Merchant” and, collectively with Art Holdings and Calpian, the “Purchasers”, and the Calpian Entities and the Purchasers being referred to collectively as the “Calpian Release Parties”).

RECITALS

WHEREAS, Calpian II and Sagecrest Holdings are parties to a Revolving Credit Agreement, dated as of June 30, 2003 (as the same has been and may be amended from time to time, the “Calpian II Credit Agreement”); and

WHEREAS, Calpian III and Sagecrest Finance are parties to a Revolving Credit Agreement, dated as of May 2006 (as the same has been and may be amended from time to time, the “Calpian III Credit Agreement”); and

WHEREAS, Calpian IV and Sagecrest Finance are parties to a Revolving Credit Agreement, dated as of August 31, 2006 (as the same has been and may be amended from time to time, the “Calpian IV Credit Agreement” and, together with the Calpian II Credit Agreement and Calpian III Credit Agreement, the “Credit Agreements”); and

WHEREAS, pursuant to an Agreement, dated as of September 30, 2009 (the “Calpian II Agreement” and, together with the Assignment Agreements (defined below), the “Previous Agreements”), Sagecrest Holdings acquired certain rights in and to the credit card processing residual income streams (“Residuals”) owned by Calpian II (the “Calpian II Residuals”); and

WHEREAS, pursuant to an Assignment of Limited Partnership Interests Agreement, dated as of October 1, 2009 (the “Calpian III Assignment Agreement”), 100% of the partnership interests in Calpian III (the “Calpian III Ownership Interests”) were assigned to SC III and Sagecrest II, as general partner and limited partners respectively; and

WHEREAS, pursuant to an Assignment of Limited Partnership Interests Agreement, dated as of October 1, 2009 (the “Calpian IV Assignment Agreement” and, together with the Calpian III

Assignment Agreement, the “Assignment Agreements”), 100% of the partnership interests in Calpian IV (the “Calpian IV Ownership Interests”) were assigned to SC IV and Sagecrest II, as general partner and limited partners respectively; and

WHEREAS, Sagecrest Holdings desires to sell and assign the Calpian II Residuals, excluding the NBS Elavon Portfolio (defined below) and the MSN Portfolio (defined below), to Calpian, and Calpian wishes to purchase and accept such assignment, subject to and in accordance with the express terms and conditions set forth herein; and

WHEREAS, SC III and Sagecrest II desire to sell and assign the Calpian III Ownership Interests, excluding the MSN Portfolio (defined below), to ART Merchant and ART Holdings, and ART Merchant and ART Holdings wish to purchase and accept such assignment for the benefit of Calpian and not on their own behalf, subject to and in accordance with the express terms and conditions set forth herein; and

WHEREAS, SC IV and Sagecrest II desire to sell and assign the Calpian IV Ownership Interests to ART Merchant and ART Holdings, and ART Merchant and ART Holdings wish to purchase and accept such assignment for the benefit of Calpian and not on their own behalf, subject to and in accordance with the express terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, including the mutual releases set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Sagecrest Entities shall sell and assign to the Purchasers, and the Purchasers shall purchase and assume from the Sagecrest Entitles, all of the Sagecrest Entities’s right, title and interest in and to the Acquired Assets (defined below), as more particularly set forth herein (the “Sale and Assignment”).

2.	Purchase Price. In exchange for the Sale and Assignment, Calpian shall pay to the Sagecrest Entities the sum of $2,575,000 (the “Purchase Price”), in accordance with Section 6 hereof.

3.	Acquisition of Calpian II Residuals. In exchange for the Purchase Price, as of the Closing:

a.

Sagecrest Holdings hereby sells and assigns to Calpian, free and clear of all liens and other encumbrances, all right, title, interests and obligations it has in and to the Calpian II Residuals, excluding any and all right, title, interests and obligations of Sagecrest Holdings in and to the NBS Elavon Portfolio (defined below) and the MSN Portfolio (defined below) (the “Calpian II Assets” and, collectively with the Calpian III Assets and Calpian IV Assets (each defined below), the “Acquired Assets”). Calpian hereby accepts such assignment of the Calpian II Assets. The parties agree and acknowledge that all payments of Residuals, including any undistributed income or capital attributed to such interest, attributable to the merchants listed on Exhibit A hereto (the “NBS Elavon Portfolio”) and/or attributable to the MSN Portfolio are not being acquired by Calpian hereunder. The parties agree and acknowledge that in lieu thereof, Calpian II shall establish and maintain a new blocked account (the “New Blocked Account”) with a bank acceptable to Sagecrest Holdings, into which Calpian II shall promptly direct and/or deposit all payments in respect of the NBS Elavon Portfolio and the MSN Portfolio in the identical form in which such payments are made, whether by cash, check or other manner. For so long as any amounts remain due and owing with respect to the Calpian II Credit Agreement, Sagecrest Holdings shall have the sole power to withdraw funds from, or direct the withdrawal of funds from, the New Blocked Account in an amount equal to all accrued but unpaid interest owed pursuant to the Calpian II Credit Agreement, and as prepayment or repayment of all principal owed pursuant to the Calpian II Credit Agreement. The power to withdraw funds from, or direct the withdrawal of funds from, the New Blocked Account shall be the sole recourse of Sagecrest Holdings for repayment of amounts due under the Calpian II Credit Agreement. Calpian II shall deliver, or cause to be delivered to Sagecrest Holdings, a new Deposit Account Control Agreement with respect to the New Blocked Account, whereby control over the New Blocked Account shall be held solely by Sagecrest Holdings, duly authorized, executed and delivered by the bank where the New Blocked Account is maintained, and promptly upon Sagecrest Holdings request, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, such other agreements or documents as Sagecrest Holdings may require in connection therewith.

b.

Except as any such right, title, interest or power relates to the NBS Elavon Portfolio and/or the MSN Portfolio, Sagecrest Holdings hereby relinquishes all rights it has with respect to the Blocked Account (as such term is defined in the Calpian II Credit Agreement); transfers and assigns to Calpian all right, title and interests it has in all Deposit Account Control Agreements (as such term is defined in the Calpian II Credit Agreement) entered into with respect to the Blocked Account; acknowledges that Calpian shall have the sole power to withdraw funds from, or direct the withdrawal of funds from, the Blocked Account; and agrees to take such further actions as Calpian shall reasonably request in order to direct all such payments from the Blocked Account to Calpian.

c.

Each of ART Holdings and ART Merchant agrees and acknowledges that, after the Closing, Calpian will have all right, title and interest in and to the Calpian II Assets and that neither ART Holdings nor ART Merchant will have any interest therein.

4.	Acquisition of Calpian III. In exchange for the Purchase Price, as of the Closing:

a.

SC III hereby transfers and assigns to ART Merchant, free and clear of all liens and other encumbrances, all right, title, interests and obligations it has in and to all general and other partnership interests in Calpian III, including SC III’s authority over all bank accounts used to manage and receive Residuals and any rights to any undistributed income or capital attributable to such interest, but excluding any and all right, title, interests and obligations it has in and to the MSN Portfolio (the “Calpian III GP Assets”). ART Merchant hereby accepts such assignment of the Calpian III GP Assets for the benefit of Calpian as more specifically set forth herein. The parties agree and acknowledge that all payments of Residuals attributable to any activity relating to Innovative Resource Alliance, Inc. (d/b/a MSN Merchant Marketing Services, Inc.) (“MSN”), and all expenses and liabilities, if any, due to MSN thereunder (the “MSN Portfolio”), are not being acquired by the Purchasers hereunder.

b.

Sagecrest II hereby transfers and assigns to ART Holdings, , free and clear of all liens and other encumbrances, all right, title, interests and obligations it has in and to all limited partnership interests in Calpian III, including Sagecrest II’s authority over all bank accounts used to manage and receive Residuals and any rights to any undistributed income or capital attributable to such interest, but excluding any and all right, title, interests and obligations it has in and to the MSN Portfolio (the “Calpian III LP Assets” and, together with the Calpian III GP Assets, the “Calpian III Assets”). ART Holdings hereby accepts such assignment of the Calpian III LP Assets for the benefit of Calpian as more specifically set forth herein.

c.

Each of SC III and Sagecrest II agree to take such further actions, including without limitation, amendment of the Agreement of Limited Partnership of Calpian III, to reflect that the General Partner of Calpian III is now ART Merchant and that the limited partner of Calpian III is now ART Holdings .

d.

Each of ART Merchant and ART Holdings agrees and acknowledges, between themselves, that it is acquiring the Calpian III Assets hereunder for the sole benefit of Calpian, that Calpian shall have all rights in and to the Residuals owned by Calpian III, and that each of them will cause Calpian III to enter into such Deposit Control Agreements and other documents as shall be necessary to direct all payments with respect to Residuals owned by Calpian III to Calpian; provided, that the agreements and arrangements set forth in this Section 4(d) shall be solely between the Purchasers, and shall in no way affect the rights, interests, duties, obligations, responsibilities or benefits of the Sagecrest Entities hereunder.

5.	Acquisition of Calpian IV. In exchange for the Purchase Price, as of the Closing:

a.

SC IV hereby transfers and assigns to ART Merchant, free and clear of all liens and other encumbrances, all right, title, interests and obligations it has in and to all general and other partnership interests in Calpian IV, including SC IV’s authority over all bank accounts used to manage and receive Residuals and any rights to any undistributed income or capital attributable to such interest (the “Calpian IV GP Assets”). ART Merchant hereby accepts such assignment of the Calpian IV GP Assets for the benefit of Calpian as more specifically set forth herein.

b.

Sagecrest II hereby transfers and assigns to ART Holdings, free and clear of all liens and other encumbrances, all right, title, interests and obligations it has in and to all limited partnership interests in Calpian IV, including Sagecrest II’s authority over all bank accounts used to manage and receive Residuals and any rights to any undistributed income or capital attributable to such interest (the “Calpian IV LP Assets” and, together with the Calpian IV GP Assets, the “Calpian IV Assets”). ART Holdings hereby accepts such assignment of the Calpian IV LP Assets for the benefit of Calpian as more specifically set forth herein.

c.

Each of SC IV and Sagecrest II agree to take such further actions, including without limitation, amendment of the Agreement of Limited Partnership of Calpian IV, to reflect that the General Partner of Calpian IV is now ART Merchant and that the limited partner of Calpian IV is now ART Holdings.

d.

Each of ART Merchant and ART Holdings agrees and acknowledges, between themselves, that it is acquiring the Calpian IV Assets hereunder for the sole benefit of Calpian, that Calpian shall have all rights in and to the Residuals owned by Calpian IV, and that each of them will cause Calpian IV to enter into such Deposit Control Agreements and other documents as shall be necessary to direct all payments with respect to Residuals owned by Calpian IV to Calpian; provided, that the agreements and arrangements set forth in this Section 5(d) shall be solely between the Purchasers, and shall in no way affect the rights, interests, duties, obligations, responsibilities or benefits of the Sagecrest Entities hereunder.

6.

Closing. The closing of the Sale and Assignment (the “Closing”) shall occur as promptly as practicable following the entry of a final order approving the Sale and Assignment (a “Final Order”) by the United States Bankruptcy Court, District of Connecticut, Bridgeport Division (the “Bankruptcy Court”), on a date that is mutually agreeable to the parties hereto. At the Closing, the Purchasers shall deliver the Purchase Price to the Sagecrest Entities by wire transfer of immediately available funds pursuant to wiring instructions provided by the Sagecrest Entities (which instructions will include an allocation of the Purchase Price among the Sagecrest Entities, based on their ownership and loans to Calpian II, Calpian III and Calpian IV; the Purchase Price will be allocated 68.44% to Calpian II, 11.78% to Calpian III, and 19.77% to Calpian IV which numbers were calculated based on the last twelve months of actual Residual payments received through July 31, 2011), and each party to this Agreement shall execute and deliver such other documents reasonably necessary in order to reflect the transfers set forth above.

7.

Bankruptcy Matters. It shall be a condition precedent to the obligations of each of the parties to this Agreement that the Bankruptcy Court shall have entered a final order authorizing, among other things, the consummation of the Sale and Assignment, after notice and a hearing (as defined in section 102(1) of chapter 11 of title 11 of the United States Code), approving the terms and conditions of this Agreement and authorizing the Calpian Entities to perform all acts necessary to consummate the Sale and Assignment.

8.	Termination. This Agreement may be terminated:

a.	by the written mutual consent of the Purchasers and the Sagecrest Entities; or

b.

by the Sagecrest Entities if the Bankruptcy Court enters an order approving a sale of all or part of the Acquired Assets to any buyer(s) other than the Purchasers, or, by the Sagecrest Entities if the Bankruptcy Court declines to enter an order approving a sale of the Acquired Assets to the Purchasers.

9.

Excluded Assets. The parties agree and acknowledge that no Residuals nor any other right, title or interests in, to or under the MSN Portfolio and/or the NBS Elavon Portfolio (collectively, the “Excluded Assets”) are being sold, transferred or assigned to any of the Purchasers hereunder, and that the appropriate Calpian Entity(ies) shall promptly take all such actions as shall be necessary to cause the appropriate Calpian Entity(ies) to promptly distribute such Excluded Assets as soon as practicable to the appropriate Sagecrest Entity(ies), both prior to and after the Closing.

10.

Included Residuals. Effective as of and after the Closing, Calpian, on the terms set forth herein, shall be entitled to all Calpian II Residuals and all Residuals received by Calpian III and Calpian IV, in each case which were deposited in the month of June 2011 and thereafter, except in each case for Residuals relating to the Excluded Assets (the “Received Residuals”). At or promptly following the Closing, the Sagecrest Entities shall provide the Purchasers with the amount of the Received Residuals, by wire transfer of immediately available funds pursuant to wiring instructions provided by the Purchasers.

11.

Full Release In Favor of Sagecrest Entities. Each of the Calpian Release Parties (each of which are executing this Agreement for the purpose of being bound by this release), and their respective subsidiaries and affiliates, partners, shareholders, members, managers, directors, officers, executives, employees and agents hereby knowingly and voluntarily waives, discharges, releases and agrees not to sue, directly or indirectly, any of the Sagecrest Entities, and/or any of their respective subsidiaries and affiliates, partners, shareholders, members, managers, directors, officers, executives, employees and agents, both past and present (collectively, the “Sagecrest Released Parties”), from and for any and all rights, claims and liabilities, known and unknown, which they may have against, or which may hereafter accrue against, the Sagecrest Released Parties, including, but not limited to, any and all liens, charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind, at law, in equity or otherwise (the “Sagecrest Release”). Notwithstanding the foregoing, the Sagecrest Release shall not include any right or claim arising out of or related to a material breach of any Sagecrest Released Party agreement contained in this Agreement, or gross negligence, bad faith or willful misconduct on the part of any Sagecrest Released Party.

12.

Full Release in Favor of Purchasers. Each of the Sagecrest Entities, and their respective subsidiaries and affiliates, partners, shareholders, members, managers, directors, officers, executives, employees, creditors (secured and unsecured), lenders, trustees and agents hereby knowingly and voluntarily waives, discharges, releases and agrees not to sue, directly or indirectly, any of the Calpian Release Parties and/or any of their respective subsidiaries and affiliates, partners, shareholders, members, managers, directors, officers, executives, employees and agents, both past and present (collectively, the “Calpian Released Parties”), from and for any and all rights, claims and liabilities, known and unknown, which they may have against, or which may hereafter accrue against, the Calpian Released Parties, including, but not limited to, any and all liens, charges, complaints, claims, liabilities, obligations, promises, agreements, contracts, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind, at law, in equity or otherwise, including, without limitation, any obligations under the Credit Agreements, except as set forth in Section 3 hereof (the “Calpian Release”). Notwithstanding the foregoing, the Calpian Release shall not include any right or claim arising out of or related to a material breach of any Calpian Released Party agreement contained in this Agreement, or gross negligence, bad faith or willful misconduct on the part of any Calpian Released Party.

13.	Indemnification.

a.

Notwithstanding anything herein to the contrary, including but not limited to Section 12 hereof, the Calpian Release Parties hereby agree to forever fully indemnify, hold, protect, defend and save the Sagecrest Released Parties from and against any and all loss, liability, damage, judgment, fine, penalty, claim (with or without basis in fact or law), demand, settlement, charge, cost, expense or consequence (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, willful misconduct or bad faith on the part of the such Sagecrest Released Party (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), arising out of or in connection with the Acquired Assets after the Closing, including but not limited to all costs and expenses incurred in enforcing this right of indemnification.

b.

Notwithstanding anything herein to the contrary, including but not limited to Section 11 hereof, the Sagecrest Entities hereby agree to forever fully indemnify, hold, protect, defend and save the Calpian Released Parties from and against any and all loss, liability, damage, judgment, fine, penalty, claim (with or without basis in fact or law), demand, settlement, charge, cost, expense or consequence (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, willful misconduct or bad faith on the part of the such Calpian Released Party (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), arising out of or in connection with a breach of the representations and warranties of Seller in Section 14 hereof, including but not limited to all costs and expenses incurred in enforcing this right of indemnification.

14.	Representations and Warranties of the Sagecrest Entities. Except as otherwise specified herein, each of the Sagecrest Entities hereby represents and warrants as follows:

(a)

To the best of its knowledge, except as it relates to the Excluded Assets, the applicable Sagecrest Entities have provided and/or transferred, or will provide and/or transfer, to Calpian, or such other appropriate Calpian Entity(ies), all available and relevant physical and electronic historical and current data and financial information in its possession for the Calpian Entities, including all accounting records, general ledgers, financial statements, bank statements (including a current statement of cash on hand for each entity) and all documentation related to Residuals, and all of such data and financial information is true and correct in all respects;

(b)

To the best of its knowledge, except as it relates to the Excluded Assets, the applicable Sagecrest Entities have transferred or will transfer to Calpian, or such other appropriate Calpian Entity(ies), all available and relevant information in its possession regarding the methods of communications between the Calpian Entities and third parties, including merchants, independent service organizations and banks, and including such third party’s current phone numbers, mailing addresses and email addresses;

(c)

To the best of its knowledge, except as it relates to the Excluded Assets, none of the Calpian Entities are involved in any pending litigation (as plaintiff or defendant) and none of their respective businesses are in violation of any applicable laws;

(d)

Except for liabilities pursuant to the agreements set forth on Schedule I attached hereto, and liabilities that will be released pursuant to this Agreement in connection with the Closing, none of the Calpian Entities are currently subject to any liabilities that (i) were incurred outside of the ordinary course of business, (ii) were incurred for Texas or other state franchise or income taxes or (iii) are owed to any third parties under the agreements applicable to the Acquired Assets. To the best of its respective knowledge, each of the Calpian Entities has satisfied all of its liabilities incurred in the ordinary course of business, and no payments that were due prior to the Closing are outstanding.

(e)

Upon entry of a Final Order by the Bankruptcy Court, each of the Sagecrest Entities will have complete authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and each of the Sagecrest Entities will have obtained all required consents and approvals necessary to execute and deliver this Agreement and to perform their respective obligations hereunder.

(f)

SC III and Sagecrest II represent and warrant that, as of the Closing, the Calpian III Assets are collectively owned by them free and clear of all liens, pledges and other encumbrances, and that they are the sole partners of Calpian III.

(g)

SC IV and Sagecrest II represent and warrant that, as of the Closing, the Calpian IV Assets are collectively owned by them free and clear of all liens, pledges and other encumbrances, and that they are the sole partners of Calpian IV.

(h)

Except as any such right, title, interest or power relates to the NBS Elavon Portfolio and/or the MSN Portfolio, and except for payment of the Calpian II Residuals to Sagecrest Holdings, none of the Sagecrest Entities has taken, and after the Closing none of the Sagecrest Entities will take, any action with respect to the Residuals being acquired hereunder as part of the

Acquired Assets that would direct the payments of such Residuals to any person other than the Calpian Entities.

15.

Representations and Warranties of the Purchasers. Each of the Calpian Release Parties hereby represents and warrants that it has complete authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

16.

Previous Agreements. The parties hereto agree that, as of the Closing, Section 7 of each of the Assignment Agreements and Section 9 of the Calpian II Agreement shall be null and void and of no effect, except to the extent that such Sections relate to the Excluded Assets, but that the remainder of the Previous Agreements shall remain in full effect (except as amended hereby), including but not limited to the release provisions of each of the Previous Agreements.

17.

Further Acts. Each of the parties hereto agrees that from time to time, at its own expense, it will promptly execute and deliver such other documents and instruments reasonably available to it and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement or to enable any party hereto to enforce all rights and remedies hereunder.

18.	Amendments. No amendment or waiver of any provision of this Agreement by any party shall in any event be effective unless the same shall be in writing and signed by all of the parties.

19.	Entire Agreement. This Agreement and the agreements referenced herein represent the entire agreement between the parties respecting the subject matter hereof.

20.	Binding Agreement. This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and assigns.

21.

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

22.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

THE PARTIES HERETO EACH CONSENT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY WITH RESPECT TO ALL MATTERS, CONTROVERSIES, LAWSUITS, ETC. ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. SUCH CONSENT SHALL NOT, HOWEVER, PROHIBIT THE SAGECREST ENTITIES FROM PROCEEDING UNDER THIS AGREEMENT BY COMMENCING ANY PROCEEDING OR ACTION IN ANY OTHER JURISDICTION THAT THE SAGECREST ENTITIES MAY DEEM APPROPRIATE. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY

ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

23.

Notices. Any notice or communication hereunder shall be in writing and shall be deemed effective if (a) personally delivered or (b) one day after being delivered for overnight delivery to a nationally recognized overnight courier service, addressed to a party hereto at its respective address set forth beneath its signature below, or to any other address as to which such party shall notify the other in writing.

24.

Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

25.	Section Headings. The section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CALPIAN, INC.,
a Texas corporation

By: /s/ Harold Montgomery
Name: Harold Montgomery
Title: CEO

ART HOLDINGS, INC., a Texas corporation

By: /s/ Harold Montgomery
Name: Harold Montgomery
Title: CEO

ART MERCHANT ACQUIRING INC., a Texas corporation

By: /s/ Harold Montgomery
Name: Harold Montgomery
Title: CEO

SAGECREST HOLDINGS LIMITED,
a company formed under the laws of Bermuda

By: /s/ Martin Zolnai
Name: Martin Zolnai
Title: Director

SAGECREST FINANCE, LLC, a Delaware limited liability company

By: /s/ John D. Huber
Name: John D. Huber
Title: President

SAGECREST II, LLC, a Delaware limited liability company

By: /s/ John D. Huber
Name: John D. Huber
Title: President

SC RESIDUAL GP III, LLC, a Delaware limited liability company

By: /s/ John D. Huber
Name: John D. Huber
Title: President

SC RESIDUAL GP IV, LLC, a Delaware limited liability company

By: /s/ John D. Huber
Name: John D. Huber
Title: President

CALPIAN RESIDUAL PARTNERS II, L.P.,
A Delaware limited partnership

By: ART MERCHANT ACQUIRING, INC., its General Partner

By: /s/ Harold Montgomery
Name: Harold Montgomery
Title: CEO

CALPIAN RESIDUAL PARTNERS III, L.P., a Delaware limited partnership

By: SC RESIDUAL GP III, LLC, its General Partner

By: /s/ John D. Huber
Name: John D. Huber
Title: President

CALPIAN RESIDUAL PARTNERS IV, L.P., a Delaware limited partnership

By: SC RESIDUAL GP IV, LLC, its General Partner

By: /s/ John D. Huber
Name: John D. Huber
Title: President